Exhibit 99.1

Imperial Holdings Acquires 93 Life Settlement Policies

Company acquires 93 polices; Face value of approximately $340 million

Boca Raton, FL, May 1, 2013 – Imperial Holdings, Inc. (NYSE: IFT) (“Imperial” or the “Company”), a specialty finance company with a focus on providing liquidity solutions to owners of illiquid financial assets, announced today it has acquired 93 polices with a total face value of approximately $340 million.

The Company purchased all of the membership interests in CTL Holdings, LLC (“CTL”), the owner of the policies, from Monte Carlo Securities, Ltd. CTL was acquired in exchange for $7.0 million and for assuming the amount of a release payment required to own the policies without subrogation rights.

In a separate announcement today, the Company announced the closing of a 15 year, $300 million revolving credit facility. None of the 93 policies acquired are included as collateral for the revolving credit facility. As of the closing of the transaction, the Company’s portfolio of life settlements consists of 636 policies with an aggregate face value of approximately $3.1 billion.

About Imperial Holdings, Inc.

Imperial is a leading specialty finance company that, through its operating subsidiaries, provides customized liquidity solutions to owners of illiquid financial assets. Imperial’s primary operating units are Life Finance and Structured Settlements. In its Life Finance unit, Imperial purchases and sells life insurance policies. In its Structured Settlements unit, Imperial purchases from individuals long-term annuity payments issued by highly rated U.S. insurance companies. More information about Imperial can be found at www.imperial.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of Imperial Holdings, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, and involve known and unknown risks and uncertainties. Although Imperial believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Imperial’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the absence of a material adverse change affecting the Company and its subsidiaries or the value of its portfolio of life insurance policies; unanticipated issues that prevent or delay the Company’s independent registered public accounting firm from concluding its procedures for the then applicable reporting period or that require additional efforts, procedures or review; the investigation by the Securities and Exchange Commission, and potential adverse outcomes associated with the investigation, including payments or fines the Company may be required to make, restrictions placed upon the Company and legal proceedings that may relate to these matters; the possibility that payments due to the Company under certain policies may be delayed; the Company’s ability to manage and source capital for the life insurance policies it owns that it cannot borrow against under the revolving credit facility; the amount of legal expenses for which the Company is reimbursed under its directors and officers insurance policy; and the accuracy of actuarial assumptions underlying the Company’s models. All forward-looking statements attributable to Imperial or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, Imperial does not assume a duty to update these forward-looking statements.

Company Contact:

David Sasso

Imperial Holdings, Inc.

Director- Investor Relations

561.672.6114

IR@imperial.com

www.imperial.com

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